Exhibit 23.1(b)

CONSENT OF INDEPENDENT PETROLEUM CONSULTANT

We hereby consent to our evaluation contained in the Annual Report of Form 10-KSB of Energy Search, Incorporated (the "Company") for the fiscal year ended December 31, 2000 (the "2000 10-KSB"). Our estimates of the oil and gas reserves and economics of the Company are contained in our report dated March 30, 2001, effective January 1, 2001 (the "2001 Report"), as well as our report dated March 15, 2000 on the oil and gas reserves and economics of the Company as of January 1, 2000 (the "2000 Report"). We also hereby consent to the reference in the 2000 10-KSB to Wright & Company, Inc. as experts in oil and gas economic analysis. We further consent to the incorporation by reference of our 2001 Report and 2000 Report and our evaluation estimates contained in the 2000 10-KSB into the Company's Registration Statement on Form S-3 (No. 333-58407), Registration Statement on Form S-8 (No. 333-80649) and Registration Statement on Form S-8 (No. 333-86849).

Wright & Company, Inc. By: /s/ D. Randall Wright D. Randall Wright President

March 30, 2001
Brentwood, TN